Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our report dated March 10, 2014 relating to the combined financial statements of Kvaerner North American Construction Ltd. and selected net assets and operations of Kvaerner North American Construction Inc., appearing in this Current Report on Form 8-K/A of Matrix Service Company dated March 10, 2014:
Registration Statement on Form S-8 (File No. 333-184982) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan
Registration Statement on Form S-3 (File No. 333-178926) related to the registration of $400,000,000 of Common Stock, Preferred Stock, Debt Securities, Warrants and Units
Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan
Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan
Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan
Registration Statement on Form S-8 (File No. 33-36081) related to the Matrix Service Company 1990 Incentive Stock Option Plan
Registration Statement on Form S-8 (File No. 333-56945) related to the Matrix Service Company 1991 Stock Option Plan
Registration Statement on Form S-8 (File No. 33-71604) related to the Matrix Service Company 1991 Stock Option Plan
Registration Statement of Form S-8 (File No. 333-02771) related to the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan

/S/ GROSSMAN YANAK & FORD LLP
Pittsburgh, Pennsylvania
March 10, 2014